NEW ALTERNATIVES FUND

and

ACCRUED EQUITIES, INC.

CODE OF ETHICS

Introduction and Statement of Purpose.

Rule 17j-l (b) under the Investment Company Act of 1940, as amended, (the “1940 Act”), makes it unlawful for any affiliated person of New Alternatives Fund (the “Fund”), Accrued Equities, Inc. (the “Adviser”), its investment adviser or its sub-distributor, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund:

➢	To employ any device, scheme, or artifice to defraud the Fund;
➢	To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
➢	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or
➢	To engage in any manipulative practice with respect to the Fund.

Similarly, Section 206 of the Investment Advisers Act of 1940, as amended, (the “Advisers Act”) provides that it is unlawful for any investment adviser, directly or indirectly:

➢	To employ any device, scheme or artifice to defraud any client or prospective client;
➢	To engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client; or
➢	To engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

In addition, Section 204A of the Advisers Act requires, the Adviser to establish written policies and procedures reasonably designed to prevent the misuse in violation of the Advisers Act or the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) or rules or regulations thereunder of material, non-public information by the Adviser or any person associated with the Adviser. Pursuant to Section 204A, the U. S. Securities and Exchange Commission (the “Commission”) has adopted Rule 204A-1 which requires the Adviser to maintain and enforce a written code of ethics.

In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, Rule 204A-1 under the Advisers Act the Commission’s Advisers Act Release No. 2256 and 1940 Act Release No. 26492 on “Investment Adviser Codes of Ethics” (July 2, 2004), the Commission’s 1940 Act Release No. 23958 on “Personal Investment Activities of Investment Company Personnel” (August 24, 1999), the “Report of the Advisory Group on Personal Investing” issued by the Investment Company Institute on May 9, 1994, and the Commission’s September 1994 Report on “Personal Investment Activities of Investment Company Personnel,” the Fund and the Adviser have each determined to adopt this Code of Ethics to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

The Adviser is also a registered broker-dealer and a member firm of the Financial Industry Regulatory Authority (“FINRA”). This Code of Ethics is also adopted to comply with FINRA Rule 3210 – Accounts at Other Broker-Dealers and Financial Institutions.

The Fund expects that its principal underwriter will adopt its own code of ethics (if required) for its directors, officers and personnel that is consistent with the purpose of this Code and applicable regulations.

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Each Access Person (as defined below) is responsible for maintaining the very highest ethical standards when conducting business. More specifically, this means:

➢	Each Access Person has a duty at all times to place the interests of our clients first;
➢	All personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or other abuse of the employee’s position of trust and responsibility.
➢	No employee should take inappropriate advantage of his/her position or engage in any fraudulent or manipulative practice with respect to our clients’ accounts.
➢	Each Access Person of the Adviser must comply with all applicable federal securities laws.
➢	Each employee must notify the Code Compliance Officer (as defined below) immediately if you have any reason to believe that a violation has occurred or is about to occur.

A complete list of the Access Persons (as defined below) of both the Fund and the Adviser is below. The Code Compliance Officer is authorized to update this table, when and as required, to keep this Code of Ethics current. No such addition or deletion to this table will represent an amendment to this Code of Ethics.

Name:	Reason for Access Person designation with respect to the Fund:	Reason for Access Person designation with respect to the Adviser:
David J. Schoenwald	Founder, Chairperson of the Board of Trustees, President and Treasurer of the Fund	President, Treasurer, Portfolio Manager and Chief Compliance Officer of the Adviser
Murray D. Rosenblith	Trustee, Vice President and Secretary of the Fund	Vice President, Portfolio Manager, and Assistant Compliance Officer of the Adviser
Sharon Reier*	Vice Chairperson of the Board of Trustees	N/A
Jeffrey E. Perlman*	Trustee, Audit Committee Member	N/A
Susan Hickey*	Trustee, Chairperson of the Audit Committee, Audit Committee Member	N/A
Jonathan D. Beard*	Trustee, Audit Committee Member	N/A
Joseph A. Don Angelo	Chief Compliance Officer of the Fund	Consultant
Kate Don Angelo	N/A	Employee of the Adviser

*	Exempt from the Code’s reporting requirements (unless the Independent Trustee knew or should have known that during the 15 day period before or after the Trustee’s transaction in a security, the Fund had purchased or considered purchasing that security).

The principal devices upon which this Code relies to achieve its purpose is periodic reporting by Access Persons of securities transactions in which such Access Persons have a Beneficial Ownership Interest (as defined below) and the subsequent review of such transactions by the Code Compliance Officer.

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As permitted by Rule 17j-1, this Code contemplates that Access Persons who are affiliated persons of the Fund’s principal underwriter, will satisfy their reporting obligations under the Fund’s Code by complying with codes of ethics adopted by such principal underwriter; provided, that, the Board of Trustees of the Fund, including a majority of the Independent Trustees (as defined below) has determined that such code of ethics contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b) under the 1940 Act.

The Fund’s Board of Trustees will, no less frequently than annually, review the individual code of ethics adopted by such principal underwriter and will review, at least quarterly, a written report setting forth any issues that may have arisen under such code of ethics during the relevant period.

The provisions of the two preceding paragraphs are not currently applicable to the Fund and its underwriter pursuant to an exemption contained in Rule 17j-1 (c) (3) under the 1940 Act.

Day-to-day administration of the Code is the responsibility of the Code Compliance Officer (as defined below).

I.	Definitions.
A.	“Fund” means New Alternatives Fund.
B.	“Access Person” means any manager, director, trustee, officer, general partner, trustee, or Advisory Person of the Fund and the Adviser (including, inter alia, any employee of the Fund’s principal underwriter who serves as an officer of the Fund).
C.	“Adviser” means Accrued Equities, Inc.
D.	“Advisory Person” means (i) any employee of the Fund, the Adviser, or any Company in a Control Relationship with any such entity, who, in connection with their regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales. This category of persons includes, inter alia, all Investment Personnel (as defined below) employees who place and process orders for the purchase or sale of a Covered Security by the Fund and research analysts who investigate potential investments for the Fund. It excludes marketing and investor relations personnel, financial, compliance, accounting and operational personnel, and all clerical, secretarial or solely administrative personnel. Any natural person who is in a Control Relationship to the Fund or to the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Covered Security is also an Advisory Person of the Fund.
E.	A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated, and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.
F.	“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1 (a) (2) under the Securities Exchange Act. You will be treated as the “beneficial owner” of a security under this policy only if you have a direct or indirect pecuniary interest in the security. A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction. An indirect pecuniary interest is any non-direct financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion. For interpretive guidance on this test, you should consult Fund counsel.
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G.	“Company” means a corporation, partnership, an association, a joint stock company, a trust, a limited liability company, a limited liability partnership, a trust, or any organized group of persons whether incorporated or not.
H.	“Code Compliance Officer” shall mean the Fund’s Chief Compliance Officer or, in his absence, the Fund’s President. Such officers may designate other individuals to assist in the administration of the Code.
I.	“Control Relationship” means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting Securities of a Company shall be presumed to control such Company. Any person who does not so own more than 25 per cent of the voting Securities of any Company shall be presumed not to control such Company.
J.	“Covered Security” shall have the meaning set forth in Section 2(a) (36) of the 1940 Act (which provision defines the term “security for purposes of the 1940 Act), but shall exclude securities issued by the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies other than New Alternatives Fund.
K.	“De Minimis Security” means securities issued by any company included in the Standard and Poor’s 500 Stock Index and in an amount less than $10,000.
L.	An Access Person’s “immediate family” includes a spouse, minor children and adults living in the same household as the Access Person. It also includes any other related person over whose account the Access Person has control or whose financial support the Access Person materially contributes.
M.	“Independent Trustee” means a Trustee of the Fund who is not an “interested person” of the Fund, or the Fund’s investment adviser or principal underwriter within the meaning of Section 2(a) (19) of the 1940 Act.
N.	“Initial Public Offering” means an offering of securities registered under Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 of Section 15(d) of the Securities Exchange Act.
O.	“Investment Personnel” means (i) any employee of the Fund, the Adviser or any Company in a Control Relationship with any such entity, who, in connection with their regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who (a) controls the Fund or the Adviser, and (b) obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities by the Fund.
P.	“Limited Offering” means a private placement or other offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant or Rule 504 or Rule 506 under the Securities Act.
Q.	“Purchase or Sale of a Security” includes, inter alia, the writing of an option to purchase and sell a security.
R.	A security is “held or to be acquired” if within the most recent 5 days it has (i) been held by the Fund, or (ii) is being or has been considered by the Fund or Adviser for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell.
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II.	Prohibited Purchases and Sales.
A.	It shall be a violation of this Code for any Access Person:
1.	To employ any device, scheme, or artifice to defraud the Fund;
2.	To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
3.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or
4.	To engage in any manipulative practice with respect to the Fund.
B.	Prior to opening or otherwise establishing an account in which securities transactions can be effected in at a broker-dealer or any other financial institution, an Access Person of the Adviser shall first obtain the written consent of the Adviser’s Code Compliance Officer to establish such account.
C.	Any Access Person of the Adviser, prior to opening or otherwise establishing an account in which securities transactions can be effected in at a broker-dealer or any other financial institution, shall notify in writing the broker-dealer or other financial institution of his or her association with the Adviser.
D.	Restrictions on Personal Securities Transactions By Access Persons.
1.	Except as provided below in paragraph II. D. 5., below no Access Person who is not also an Independent Trustee may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Code Compliance Officer of the Company, prior to effecting such security transaction. If the party seeking oral authorization to buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family is the Code Compliance Officer, then they must obtain such oral authorization from the Fund’s President. Any such authorization shall be memorialized by a written authorization in the form attached hereto as Appendix A-5. Authorization may also be obtained via e-mail; provided, that, such e-mail come from the Access Person’s Fund e-mail address and the e-mail must be time-stamped and dated.
2.	Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the Code Compliance Officer for clearance or denial of clearance to trade prior to effecting any securities transactions.
3.	Pre-clearance approval under paragraph II. D. 1., above will expire at the close of business on the fifth trading day after the date on which authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.
4.	No clearance will be given to an Access Person other than an Independent Trustee to purchase or sell any Covered Security:
(a)	on a day when the Fund has a pending “buy” or “sell” order in that same Covered Security until that order is executed or withdrawn; or
(b)	when the Code Compliance Officer has been advised by the Adviser that the same Covered Security is being considered for purchase or sale for the Fund.
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5.	The pre-clearance requirements contained in paragraph II. D. 1., above, shall not apply to the following securities (“Exempt Securities”):
(a)	Securities that are not Covered Securities;
(b)	De Minimis Securities;
(c)	Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control;
(d)	Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Fund;
(e)	Securities acquired as a part of an automatic dividend reinvestment plan;
(f)	Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; or
(g)	Securities which the Fund is not permitted to purchase under the investment objectives and policies set forth in the Fund’s then current prospectus(es) under the Securities Act of 1933 or the Fund’s registration statement on Form N-1A.
6.	Effective March 24, 2022, no Access Person who is not also an Independent Trustee may buy or sell a Covered Security held by the Fund, or being considered for purchase or sale by the Fund or by the Adviser for purchase by the Fund.
7.	For any Covered Security held by an Access Person who is not also an Independent Trustee prior to March 24, 2022, such Access Person may only sell the Covered Security at least 15 days before or after the Fund has a pending “buy” or “sell” order in that same Covered Security, until that order is executed or withdrawn.
E.	Investment Personnel and members of any such person’s immediate family are prohibited from purchasing securities issued in an Initial Public Offering or Limited Offering unless such acquisition is approved in advance by the Code Compliance Officer.
F.	Access Persons are prohibited from revealing to any other person, except in the normal course of their duties on behalf of the Fund any information regarding securities transaction by, or under consideration for, the Fund.
G.	Access Persons are prohibited from trading, either personally or on behalf of others, on material non-public information or communicating material non-public information to others in violation of the law. Such activities are generally referred to as “insider trading.” While the law concerning insider trading is not static, it is generally understood that the law prohibits trading by an insider, while in possession of material non-public information, or trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated, or communicating material non-public information to others.
III.	Reporting.
A.	Independent Trustees will not be subject to the following reporting requirements, despite being listed as Access Persons, unless at the time of a transaction in a Covered Security, the Independent Trustee knew, or in the ordinary course of fulfilling his or her official duties as a Trustee of the Fund, should have known that, during the 15 day period immediately preceding the date of the transaction by the Trustee, such security was purchased or sold by the Fund or was being considered for purchase by the Adviser. The Independent Trustee must file a report with respect to the quarter in which such transaction occurred.
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B.	Initial Holdings Report. Every Access Person, other than an Independent Trustee, shall, within 10 days of becoming an Access Person, provide the Code Compliance Officer with an initial holdings report listing (i) the title, number of shares and principal amount of all Securities directly or indirectly beneficially owned by the Access Person as of the date when he/she became an Access Person; (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of a date no more than 45 days prior to the date he/she became an Access Person and the account number of any such account; and (iii) the date that the report is submitted by the Access Person.
C.	Quarterly Transaction Report. No later than 30 days following the end of each calendar quarter, each Access Person, other than an Independent Trustee, shall submit a report containing:
1.	The date and nature of each Securities transaction effected during the preceding quarter (purchase, sale or any other type of acquisition or disposition).
2.	The title, the interest rate and maturity date (if applicable), number of shares and principal amount of each Covered Security and the price at which the transaction was effected.
3.	The name of the broker, dealer or bank with or through whom the transaction was effected.
4.	The name of any broker, dealer or bank with whom the Access Person established an account in which any Securities were held during the preceding quarter for the direct or indirect benefit of the Access Person, and the date on which such account was established.
5.	Any quarterly report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.
6.	The date that the report is submitted by the Access Person.
7.	The quarterly reporting requirements shall not apply to:
(a)	Purchases or sales affected in any account over which the Access Person has no direct or indirect influence or control.
(b)	Purchases or sales which are non-volitional on the part of either the Access Person or the Fund, including mergers, recapitalizations and similar transactions.
(c)	Purchases which are part of an automatic dividend reinvestment plan.
(d)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
8.	An Access Person will not be required to file Quarterly Transaction Reports if the Access Person has duplicates of all broker trade confirmations and statements submitted to the Code Compliance Officer within 30 days of issuance and such confirmations and statements contain all of the information required by III. C. 1-4 and 6, above.
D.	Annual Holdings Report. No later than 30 days following the end of each calendar year, each Access Person, other than an Independent Trustee, shall submit (in addition to his/her quarterly report), an annual holdings report containing: the title, number of shares and principal amount of all Securities directly or indirectly beneficially owned by the Access Person as of the end of the calendar year;
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(ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the end of the calendar year; and (iii) the date that the report is submitted by the Access Person. Any report submitted pursuant hereto may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

E.	Any Access Person of the Adviser opening or otherwise establishing an account in which securities transactions can be effected in at a broker-dealer or any other financial institution, shall notify in writing the broker-dealer or other financial institution of his or her association with the Adviser, and request that duplicate copies of confirmations and statements, or the transactional data contained therein, be provided directly to the Code Compliance Officer.
F.	Notification of Reporting Persons. It shall be the duty of the Code Compliance Officer to identify all Access Persons who are required to make reports under this Code and to inform those Access Persons of their reporting obligations.
G.	Review of Reports. It is the duty of the Code Compliance Officer to review any reports received under this Code of Ethics, to institute any remedial action concerning any violations of the Code of Ethics and to report to the Fund’s Board of Trustees and the management of the Adviser (as applicable) any such violations.
IV.	Administration.
A.	Sanctions. Upon discovering a violation of this Code, the Board of Trustees of the Fund may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure, suspension, or termination of the employment of the violator, and/or disgorging of any profits made by the violator. In the case of matters involving Access Persons who are affiliated with the Fund’s principal underwriter or Adviser, the Trustees may take into account the actions taken by any such entity in response to such matter.
B.	Certification. Each Access Person other than those referred to in III. A of this Code shall: (i) receive a copy of this Code of Ethics at the time of his/her appointment, employment or other engagement, (ii) certify in writing that he/she has read and understood the Code of Ethics; and (iii) retain a copy at all times. Any questions regarding this Code of Ethics should be referred to the Code Compliance Officer.
C.	Recordkeeping. Copies of this Code of Ethics, any Code of Ethics applicable to the Fund or the Adviser within the past five years, all records relating to violations of this Code of Ethics and actions taken as a result of the violations, and copies of all Access Persons’ written acknowledgement of receipt of this Code of Ethics (and any subsequent amendments) shall be preserved with the Fund’s and/or Adviser’s records for the period and in the manner required by Rule 17j-1. Additionally, records containing the names of all Access Persons, the holdings and transaction reports made by those Access Persons and record of decisions approving Access Persons’ acquisition of securities in Initial Public Offerings and Limited Offerings shall be preserved with the Fund’s and/or Adviser’s records for the period and in the manner required by Rule 17j-1.
D.	Confidentiality of Records. All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.
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E.	Amendments. This Code may be amended from time to time upon the approval of the Board of Trustees of the Fund, including a majority of the Independent Trustees. The Fund must approve any material changes to this Code no later than six (6) months after the adoption of such change by the Adviser. Any amendments to this Code shall be distributed to each Access Person, who shall be asked to certify in writing that he/she has received, read and understood such amendments.
F.	Report Forms. Reports required under Section III of this Code may be submitted on those forms set forth in the Appendix to this Code.

As Amended: March 24, 2022

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A-1: Securities Account Identification Form

[Name of Access Person]

This report is being submitted pursuant to the Code of Ethics adopted by New Alternatives Fund (the “Fund”). The undersigned certifies that the following is an accurate and complete listing of all securities accounts in which I have a Beneficial Interest and that I will inform the Fund, in writing, of any additional such account that may be established not later than 30 days after the calendar quarter in which such additional account is established:

Date Established:	Name of the Account/Account No.:	Name of Broker/Bank/Adviser:

Name of Reporting Person (Print):

Signature of Reporting Person:

Date of Submission:

Note: Report must be filed within thirty days of the end of the calendar quarter to which the report relates.

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A-2: Quarterly Report Form

New Alternatives Fund

Quarterly Securities Transaction Report for the quarter ended:

FROM: [Name of Access Person]

1.	This report is being submitted pursuant to the Integrity Policy Code of Ethics adopted by New Alternatives Fund (the “Fund”). The undersigned certifies that the transactions described below were purchased or sold in reliance upon public information lawfully obtained and were not based upon information obtained as a result of any affiliation with the Fund.
2.	Please Check One:
Q	The undersigned had no reportable securities transactions during the above-referenced quarterly period. OR
Q	Please see attached confirmation/statement relating to reportable securities transactions during the above referenced period, which statement includes all of the information: indicated in the table below. OR
Q	The undersigned had the following reportable securities transactions during the above referenced period:
U
Date	Transaction	Security	Amount	Price/Share	Broker	Total Commission
		(interest rate/maturity date, if applicable)	(principal amount, if applicable)
Example (1/3/00)	(Sold)	(IBM Common)	(100 Shares)	($48 1/2)	(Paine Webber)	($148)
(1/25/00)	(Buy)	(NYC Housing Bond)	($5000)			(NA)
		(7.25% 12/31/08)

3.	Please Check One:
Q	The undersigned certifies that an accurate listing of all securities accounts in which I have a Beneficial Interest is on file with the Firm. OR
Q	During the above-referenced quarterly period, the undersigned established following account(s):
Date Established	Name of the Account/Account No.	Name/Address of Broker/Bank/Adviser

I certify that the information I am providing in this report is accurate and includes all transactions pursuant to which, and account in which, I acquired direct or indirect beneficial ownership of a security, other than transactions in U.S. Government securities, transactions in mutual fund shares other than New Alternatives Fund or transactions in accounts over which I have no direct or indirect influence or control in accordance with a determination to that effect under the Code. This report shall not be construed as an admission that I have or have had any direct or indirect beneficial ownership in the securities listed.

Signature of Reporting Person:

Date of Submission:

Note: Report must be filed within thirty days of the end of the calendar quarter to which the report relates.

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A-3: Initial/Annual Holdings Report Form

[Name of Access Person]

This report is being submitted pursuant to the Code of Ethics adopted by New Alternatives Fund (the “Fund”). The undersigned certifies that the following is an accurate and complete listing of all Covered Securities in which I have a Beneficial Interest, as of:

Q	As of ___________________, which is no more than 45 days prior to the date on which I became an “Access Person” under the Policy. OR
Q	As of December 31, 20__.
Broker Name and Address	Account No.	Security (include CUSIP, if available)	No. of Shares	Amount

Name of Reporting Person (Print):

Signature of Reporting Person:

Date of Submission:

Note: Report must be filed within thirty days of the end of the calendar quarter to which the report relates.

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A-4: Access Person Certification

FROM: «Access Person»

The undersigned hereby certifies that he/she is has received a copy of and understands the Code of Ethics adopted by New Alternatives Fund (the “Fund”) and Accrued Equities, Inc. (the “Firm”), and in particular is aware of the following:

(1)	The interests of the Firm’s clients are paramount; avoid even the appearance of acting other than in the best interest of a client.
(2)	All matters relating to the Firm or its clients are to remain strictly confidential.
(3)	Purchases of any Initial Public Offering or Limited Offering must be approved by the Firm before the acquisition.
(4)	Access Persons are forbidden from trading, either personally or on behalf of others, on material inside information (insider trading) and from communicating or disseminating material inside information to others. Information is inside information if it is not generally known to the marketplace. Information is considered material if is likely to be considered important by a reasonable investor in making an investment decision.
(5)	Access Persons1 must timely file initial and annual holdings statements as well as quarterly transaction reports. Reports must include transactions in Covered Accounts held directly and accounts in which the reporting person has any Beneficial Ownership.
(6)	Every Access Person will be required annually to certify that he or she has complied with those reporting requirements to which he or she is subject under this Policy.
IMPORTANT:

The undersigned further acknowledges that he/she is subject to the provisions of this Policy and has complied with each standard and all reporting requirements to which he or she is subject.

Name of Access Person Reporting (Print):

Signature:

Date:

1 Independent	Trustees (as defined below) will not be subject to the following reporting requirements, despite being listed as Access Persons, unless at the time of a transaction in a Covered Security, the Independent Trustee knew, or in the ordinary course of fulfilling his or her official duties as a Trustee of the Fund, should have known that, during the 15 day period immediately preceding the date of the transaction by the Trustee, such security was purchased or sold by the Fund or was being considered for purchase by the Firm. “Independent Trustee” means a Trustee of the Fund who is not an “interested person” of the Fund, or the Firm or principal underwriter within the meaning of Section 2(a) (19) of the 1940 Act.
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A-5: Access Person Pre-Clearance Form

Accrued Equities, Inc.

(the “Company”)

Code of Ethics

Pre-Clearance Form

REQUEST:

Date:

To the Code Compliance Officer:

1.        I request authorization for the following transaction:

2. Name of Security                                                                Number of Shares/Principal Amount

3.        I am not trading on inside information. This request is being made in advance of order placement with a broker.

Signature:

Print Name:

AUTHORIZATION:

4.        This trade is authorized on ____________ and is valid for five (5) business days from the date of the authorization.

Signature:

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